Composite Form of Subordinated Convertible Promissory Note

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH AN ORIGINAL ISSUE DISCOUNT. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS NOTE, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE MADE PURSUANT TO SECTION 7(C) OF THIS NOTE.

Note Regarding Assumption of this Note:

On July 29, 2022 (the “Effective Time”), pursuant to that certain Agreement and Plan of Merger, dated as of November 7, 2021, as amended by the First Amendment to Agreement and Plan of Merger, dated as of May 9, 2022 (the “Business Combination Agreement”), by and among FiscalNote Holdings, Inc. (f/k/a Duddell Street Acquisition Corp.) (“New FiscalNote”), Grassroots Merger Sub, Inc. (“Merger Sub”) and FiscalNote Intermediate Holdco, Inc. (f/k/a FiscalNote Holdings, Inc.) (“Legacy FiscalNote”), Merger Sub merged with and into Legacy FiscalNote, with Legacy FiscalNote as the surviving company in the merger and, after giving effect to such merger, Legacy FiscalNote became a wholly owned subsidiary of New FiscalNote (the “Business Combination”). Pursuant to the Business Combination, among other things, at the Effective Time of the Business Combination, all of the outstanding and unexercised convertible notes of Legacy FiscalNote immediately prior to the Effective Time, including this Note, were automatically assumed by New FiscalNote.

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FISCALNOTE HOLDINGS, INC.

SUBORDINATED CONVERTIBLE PROMISSORY

NOTE

$___________

________, 2019

FOR VALUE RECEIVED, FiscalNote Holdings, Inc., a Delaware corporation (the “Company”) promises to pay to _____________, or its registered assigns (“Investor”), in lawful money of the United States of America the principal sum of $___________, or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Subordinated Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 15% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days; provided, that, if the Note it still outstanding after the Maturity Date, the interest rate beginning on the day after the Maturity Date shall equal 25% per annum. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable upon demand by the Investor after the earlier of (i) July 31, 2025, or (ii) an Event of Default (the “Maturity Date”). This Note is the “Note” issued pursuant to the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.
Payments.

1.
(a) Interest. Accrued interest on this Note shall be payable in-kind annually, in arrears (any interest payable in kind being referred to herein as the “PIK Interest”). The principal amount of the Note will increase in an amount equal to such PIK Interest for the applicable interest period on the last day of such interest period (the “Interest Payment Date” and the initial principal amount of the Note plus PIK Interest paid less any principal amount of the Note redeemed, the “Current Principal Amount”). The Note will bear interest on the increased principal amount thereof from and after the applicable Interest Payment Date on which a payment of PIK Interest is made.

2.
(b) No Voluntary Prepayment. The Company may not prepay this Note in whole or in part.

3.
(c) Conversion. In lieu of cash payment of outstanding principal and all accrued and unpaid interest, those amounts may be converted in whole or in part to fully paid and nonassessable shares of stock in the Company, as set forth in this Note. The Note shall not continue to accrue PIK interest for any converted portion of the Note thereon to the Maturity Date.

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2.
Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a)
Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay; or

(b)
Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 2(a)) and such failure shall continue for ten (10) business days after the Company’s receipt of written notice to the Company of such failure; or

(c)
Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false or incorrect in any material respect when made or furnished; or

(d)
Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(e)
Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

(f)
Judgments. A final judgment or order for the payment of money shall be rendered against the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.

(g)
Cross Default and Cross Acceleration. The occurrence of an event of default under any

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indebtedness of the Company or the acceleration of repayment declared by the applicable lender under any indebtedness of the Company.

3.
Rights of Investor.

(a)
Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default, the Investor shall receive the rights under Section 3(b).

(b)
Rights of Investor upon Maturity Date. On or after the Maturity Date, Investor may, with the written consent of a Majority in Interest of Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. If the Company is unable to pay all outstanding Obligations payable in response to such demand due to the terms of any then outstanding Senior Indebtedness, then, (a) the amount due shall be (i) all Current Principal Amount of the Note plus any accrued interest thereon plus (ii) 100% of the Current Principal Amount, or (b) the Investor may, at its option, convert all outstanding Obligations into (1) shares of the most senior then-existing class and series of capital stock of the Company at the lower of 80% of the per share price paid by other holders of such capital stock or $197.5 million divided by the aggregate number of outstanding shares of the Company’s fully diluted shares as of immediately prior to pricing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Note), or (2) shares of any Conversion Event occurring after the Maturity Date at the conversion price equal to one-half of the Conversion Price (as defined herein).

If (a) the Note remains outstanding until or after the Maturity Date, or there is an Extended Maturity Date pursuant to Section 4 of the Letter Agreement, and (b) the Company effects a Conversion Event or a Change of Control within twelve (12) months after repayment, then (whether or not the Note has been so repaid) the Investor shall be entitled to either (i) participate in such Conversion Event at the Conversion Price or (ii) to receive the same consideration it would have in the Change of Control if the Note had remained outstanding (less the amount repaid by the Company, if applicable). In addition, if the Note is converted by the Company pursuant to Section 4(d) and, if applicable, the Company pays the Investor cash or additional shares of Common Stock pursuant to the Letter Agreement, the Note shall be deemed to have remained outstanding for purposes of the foregoing sentence until the later of (i) the Maturity Date or the Extended Maturity Date, if any, and (ii) the date of the last payment of (a) net cash proceeds to the Investor pursuant to the Plan and any Subsequent Plan and (b) cash by the Company to the Investor pursuant to the Letter Agreement, entitling the Investor to participate in such a Conversion Event or receive the same consideration in such a Change of Control, and the amount of the Note repaid by the Company shall be deemed to be equal to the sum of (i) the net cash proceeds paid to the Investor pursuant to the Plan and any Subsequent Plan and (ii) any cash paid by the Company to the Investor pursuant to the Letter Agreement.

4.
Conversion.

(a)
Optional Conversion. At any time while the Note is outstanding, at the option of the Investor in such Investor’s sole discretion, such Investor’s Note shall convert, in whole or in part,

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into preferred shares of the then most senior then-existing class and series of capital stock of the Company, at the price equal to the Conversion Cap divided by the aggregate number of outstanding shares of the Company’s fully diluted shares as of immediately prior to pricing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Note). Rights to dividends, if any, for the converted Current Principal Amount shall be pursuant to the class and series of capital stock to which the Current Principal Amount converts. The Note shall continue to accrue the PIK Interest for any unconverted portion of the Note thereon to the Maturity Date.

(b)
Automatic Conversion. The Current Principal Amount of the Note plus any accrued interest thereon shall automatically be converted in connection with any of the following events on or prior to the Maturity Date (each a “Conversion Event”) into fully paid and nonassessable shares of the preferred stock issued in such Conversion Event (the “Conversion Shares”) subject to the Conversion Price (as defined below), effective upon the earliest of the Conversion Events. The total number of shares of preferred stock to be issued upon automatic conversion pursuant to this Section 4(a) shall equal (x) the outstanding principal amount of this Note and all accrued and unpaid interest on this Note, divided by (y) the Conversion Price (the “Total Automatic Conversion Shares”). The preferred stock shall have the same rights, preferences, and privileges of the stock issued in such Conversion Event.

(i)
the closing of a firm commitment underwritten public offering made on a U.S. nationally recognized exchange with an offering price of not less than twice (2x) the Series F original issue price, as adjusted for capitalizations and the like;

(ii)
the U.S. Securities and Exchange Commission declaring a registration statement of the Company effective with an offering price per share of not less than twice (2x) the Series F original issue price, as adjusted for capitalizations and the like (other than in connection with an underwritten public offering); or

(iii)
the initial closing of an equity financing of $50.0 million or more, excluding the aggregate principal and accrued interest of any indebtedness converted into securities in such financing, and with a price per share of at least the Series F original issue price, as adjusted for recapitalizations and the like (a “Qualified Financing”).

(c)
Change of Control Conversion. If there is a Change of Control of the Company prior to the full conversion of the Note for any reason, then at the election of the Investor in the Investor’s sole discretion, the Note shall either (i) be redeemed, prior in preference to any equity securities, at a price equal to the sum of (A) the Current Principal Amount of the Note plus any accrued and unpaid interest thereon plus (B) 100% of the Current Principal Amount, or (ii) the Current Principal Amount of the Note plus any accrued and unpaid interest thereon shall convert into shares of the most senior then-existing class and series of capital stock of the Company concurrent with and contingent upon the consummation of the Change of Control at a “Conversion Price” equal to the Conversion Cap divided by the aggregate number of outstanding shares of the Company’s fully diluted shares as of immediately prior to pricing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Note). The Company shall deliver to the Investor written notice of any Change of Control at least twenty (20) days prior to

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consummation of any Change of Control. The merger or consolidation of the Company in which its shareholders do not retain a majority of the voting power in the surviving corporation, a sale of all or substantially all of the Company’s assets, or an exclusive, irrevocable licensing of all or substantially all of the Company’s intellectual property to a third party shall each be deemed a Change of Control.

(d)
Company Conversion Option. So long as no Event of Default has occurred and is continuing and subject to the proviso at the end of this sentence, at any time during the period beginning after the 8-K Filing and ending on the close of business on the second trading day immediately prior to the Maturity Date, the Company may from time to time, at its sole election, convert (the “Optional Conversion Right”) all or a portion of the Applicable Amount of the Note into a number of duly authorized, validly issued, fully paid and non-assessable shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), equal to the quotient produced by dividing the (i) Current Principal Amount being converted plus PIK Interest thereon that would accrue through the Maturity Date by (ii) the average of the volume weighted average sale price of one share of Common Stock as reported on the New York Stock Exchange for the five (5) consecutive trading day period ending on the last trading day immediately preceding the date of conversion; provided, however, that such shares of Common Stock are Freely Tradeable at issuance and no stockholder approval contemplated by Section 312.03 of the NYSE Listed Company Manual is required with respect to the issuance of any such shares of Common Stock. The “Applicable Amount” means 20.0% of the Current Principal Amount of the Note as of the date of the Letter Agreement plus PIK Interest thereon that would accrue through the Maturity Date. The Company will pay or deliver, as applicable, the shares of Common Stock (and any cash due pursuant to Section 4(g)(ii)) upon any such conversion of this Note to the Investor on or before the second business day immediately after the date of any such conversion. Following an exercise of the Optional Conversion Right, the Company may only subsequently exercise the Optional Conversion Right after all shares of Common Stock previously issued to the Investor pursuant to such prior conversion have been sold pursuant to the Plan.

(e)
Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company subsequent to a Qualified Financing which triggers conversion of the Note into the shares sold in the Qualified Financing, Investor shall be entitled to an amount equal per Conversion Share equal to liquidation preference amount received by the other holders of other shares sold in the Qualified Financing plus an amount equal to all accrued and unpaid dividends (the “Liquidation Amount”), in the order of priority of the same class and series as the Qualified Financing shares and after payment of senior indebtedness. After the payment of such preferential amounts, any remaining assets shall be distributed to the holders of the junior class and series shares or common stock. If the assets are insufficient to permit payment of the Liquidation Amount in full to all holders of the Qualified Financing preferred shares, the assets shall be distributed ratably to the holders of the Qualified Financing shares in proportion to the amount each such holder would otherwise be entitled to receive. A merger or consolidation of the Company in which its shareholders do not retain a majority of the voting power in the surviving corporation, a sale of all or substantially all of the Company’s assets, or an exclusive, irrevocable licensing of all or substantially all of the Company’s intellectual property to a third party shall each be deemed to be a liquidation, dissolution or winding up of the Company.

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(f)
Registration Rights. Following a Conversion Event (other than a Change of Control Conversion), the Investor shall be entitled to customary resale registration rights commencing no earlier than six months after such Conversion Event.

(g)
Conversion Procedure.

(i)
Conversion Pursuant to Section 4(a). If this Note is to be automatically converted, written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company, and shall be bound upon such conversion by the obligations in, all transaction documents entered into by other purchasers participating in the Conversion Event, including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with an initial public offering). Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Conversion Event for cancellation; provided, however, that upon the closing of the Conversion Event, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates (or a notice of issuance of uncertificated shares, if applicable) for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(b)(ii). Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made immediately prior to the closing of the Conversion Event and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii)
Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid by the Company pursuant to the previous sentence. Except as otherwise provided in Section 3(a) or in the Letter Agreement, upon conversion of this Note in full and the payment of the amounts specified in this paragraph, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(h)
Conversion Preferred Stock. Should all of any series of preferred stock issuable upon conversion of this Note be, at any time prior to full payment of this Note, redeemed or converted

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into shares of Company’s common stock in accordance with the Company’s certificate of incorporation, then, to the extent this Note is convertible into such preferred stock, this Note shall immediately become convertible into that number of shares of common stock equal to the number of shares of the common stock that would have been received if this Note had been converted in full and the preferred stock received thereupon had been simultaneously converted into common stock immediately prior to such event.

(i)
Notices of Record Date. In the event of:

(j)
Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii)
Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or
(iii)
Any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to Investor at least ten (10) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

5.
Subordination. The Obligations evidenced by this Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness.

(a)
Lien Subordination. Investor subordinates to holders of Senior Indebtedness any security interest or Lien that Investor may have or in the future obtain in any property of the Company. Notwithstanding the respective dates of attachment or perfection of the security interest of Investor and the security interest of holders of Senior Indebtedness, the security interest of holders of Senior Indebtedness in the property of the Company shall at all times be prior to the security interest of Investor. The subordination and priorities set forth in this paragraph are expressly conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated, and if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority provided for in this paragraph shall not be effective as to the particular property that is the subject of the unperfected or avoidable security interest.

(b)
Payment Subordination. All Obligations are subordinated in right of payment to all obligations of the Company to holders of Senior Indebtedness now existing or hereafter arising. If the Investors demands repayment on or after the Maturity Date and the Company is unable to repay

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the Note due to the terms of any then outstanding Senior Indebtedness, then the Investor shall be entitled to (a) receive the amount due as set forth in Section 3(b) of this Agreement, or (b) receive equity securities of the Company from the conversion of the Obligations as set forth in Section 3(b) of this Agreement, and Investor will not exercise any remedy with respect to any collateral securing Senior Indebtedness, nor will Investor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, for so long as any Senior Indebtedness without consent in writing by holders of Senior Indebtedness. Notwithstanding the foregoing, the Investor shall be entitled to receive the equity securities of the Company from the conversion of all or any part of the Obligations as set forth in the Conversion sections of this Agreement, and other payments consented to in writing by holders of Senior Indebtedness.

(c)
Turnover. Investor shall promptly deliver to holders of Senior Indebtedness in the form received (except for endorsement or assignment by Investor where required by holders of Senior Indebtedness) for application to the Senior Indebtedness any payment, distribution, security or proceeds received by Investor with respect to the Obligations other than in accordance with this Section 5.

(d)
Insolvency Proceedings. In the event of the Company’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this Section 5 shall remain in full force and effect, and except as otherwise permitted in this Section 5, the Senior Indebtedness shall be paid in full before any payment is made to Investor.

(e)
Attorney-in-Fact. For so long as any of the Senior Indebtedness remains unpaid, Investor irrevocably appoints holders of Senior Indebtedness as Investor’s attorney-in-fact, and grants to holders of Senior Indebtedness a power of attorney with full power of substitution, in the name of Investor or in the name of holders of Senior Indebtedness, for the use and benefit of holders of Senior Indebtedness, without notice to Investor, to perform at holders of Senior Indebtedness’s option the following acts in any bankruptcy, insolvency or similar proceeding involving the Company:

(i)
To file the appropriate claim or claims in respect of the Obligations on behalf of Investor if Investor does not do so prior to twenty (20) days before the expiration of the time to file claims in such proceeding and if holders of Senior Indebtedness elects, in its sole discretion, to file such claim or claims; and

(ii)
To accept or reject any plan of reorganization or arrangement on behalf of Investor and to otherwise vote Investor’s claims in respect of any Obligations in any manner that holders of Senior Indebtedness deems appropriate for the enforcement of its rights hereunder if the Investor fails to make any such election prior to five (5) business days before the expiration of the time for Investor to make such election(s).

(f)
Reinstatement. This Section 5 shall remain effective for so long as the Company owes any amounts under the Senior Indebtedness. If, at any time after payment in full of the Senior Indebtedness any payments of the Senior Indebtedness must be disgorged by holders of Senior

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Indebtedness for any reason (including, without limitation, the bankruptcy of the Company), this Section 5 and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Investor shall immediately pay over to holders of Senior Indebtedness all payments received with respect to the Obligations to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Investor, holders of Senior Indebtedness may take such actions with respect to the Senior Indebtedness as holders of Senior Indebtedness, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to the Company, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Indebtedness and any collateral securing the Senior Indebtedness, and enforcing or failing to enforce any rights against the Company or any other person. No such action or inaction shall impair or otherwise affect the rights of any holder of Senior Indebtedness hereunder. Investor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Investor agrees that it shall not assert any such defenses or rights.

(g)
Subrogation. Subject to the payment in full of all Senior Indebtedness, Investor shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 5) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Investor, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Investor would be entitled except for the provisions of this Section 5 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Investor, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

(h)
Further Assurances. By acceptance of this Note, Investor agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Investor’s rights hereunder, the Company may require that Investor execute such forms of subordination agreement; provided that such forms shall not impose on Investor terms materially less favorable than those provided herein.

(i)
Reliance of Holders of Senior Indebtedness. Investor, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

6.
Definitions. As used in this Note, the following capitalized terms have the following meanings:

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“8-K Filing” shall have the meaning defined in the Letter Agreement.

“Additional Interest” shall have the meaning defined in the Letter Agreement.

“Additional Shares” shall have the meaning defined in the Letter Agreement.

“Broker” shall have the meaning defined in the Letter Agreement.

“Broker Fees” shall have the meaning defined in the Letter Agreement.

“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Conversion Cap” shall mean $395.0 million; provided, that if the Company or any of its subsidiaries sells or exclusively licenses a substantial portion of its assets, then the Conversion Cap shall be appropriately decreased from $395.0 million by the aggregate purchase price of such assets or exclusive license.

“Conversion Event” shall mean any one of the following events:

i.
the closing of a firm commitment underwritten public offering made on a U.S. nationally recognized exchange with an offering price of not less than twice (2x) the Series F original issue price, as adjusted for capitalizations and the like;
ii.
the U.S. Securities and Exchange Commission declaring a registration statement of the Company effective with an offering price per share of not less than twice (2x) the Series F original issue price, as adjusted for capitalizations and the like (other than in connection with an underwritten public offering); or
iii.
the initial closing of an equity financing of $50.0 million or more, excluding the aggregate principal and accrued interest of any indebtedness converted into securities in such financing, and with a price per share of at least the Series F original issue price, as adjusted for recapitalizations and the like.

“Conversion Price” shall mean the following in the context of the defined Conversion Event:

i.
If the Conversion Event is an underwritten public offering of the Conversion Shares,

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the “Conversion Price” shall be the price per Conversion Share that is the lesser of (1) the price per Conversion Share that is the midpoint of the estimated price range (determined in good faith by the Company’s Board of Directors, in consultation with the participating investment banks) set forth on the cover page of the last preliminary prospectus filed by the Company with the SEC prior to pricing, or (2) the Conversion Cap divided by the aggregate number of outstanding shares of the Company’s fully diluted shares as of immediately prior to pricing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Note).

ii.
If the Conversion Event is a public offering of the Conversion Shares other than an underwritten public offering, the “Conversion Price” shall be the lesser of (1) the price per Conversion Share determined by the Company’s most recent 409A valuation, or (2) the Conversion Cap divided by the aggregate number of outstanding shares of the Company’s fully diluted shares as of immediately prior to pricing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Note).
iii.
If the Conversion Event is a Qualified Financing, the “Conversion Price” shall be equal to or the lesser of (1) 80% of the per share price paid by the Qualified Financing investors or (2) the price equal to the quotient of the Conversion Cap divided by the aggregate number of outstanding shares of the Company’s common stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Note). The Conversion Shares shall have the same terms, conditions, and liquidation amount and preference as those issued to the investors in the Qualified Financing.

“Conversion Shares” shall have the meaning defined in the Letter Agreement.

“Event of Default” has the meaning given in Section 2 hereof.

“Extended Maturity Date” shall have the meaning defined in the Letter Agreement.

“Extended Maturity Date Payment” shall have the meaning defined in the Letter Agreement.

“Extended Maturity Date Shares” shall have the meaning defined in the Letter Agreement.

“Freely Tradeable” means, with respect to any shares of Common Stock issued or issuable pursuant to Section 4(d) or pursuant to the Letter Agreement, that (A) such shares are (or, when issued, will be) issued by the Company pursuant to Section 3(a)(9) under the Securities Act of 1933, as amended (the “Securities Act”), and without any requirement for registration under any state securities or “blue sky” laws; (B) (i) all such shares can be sold by the Investor pursuant to Rule 144 under the Securities Act (“Rule 144”) without restriction on volume or manner of sale in any three-month period, and (ii) the Company shall be in compliance with the current public information required under Rule 144; (C) such shares are (or, when issued, will be) (i) represented by book-entries at the Depositary Trust Company and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and

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admitted for trading, without suspension or material limitation on trading, on the New York Stock Exchange; and (D) no delisting or suspension by the New York Stock Exchange has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or is pending as evidenced by (x) a writing by the New York Stock Exchange or (y) the Company falling below the minimum listing maintenance requirements of the New York Stock Exchange.

“Fully Diluted Capitalization” shall mean, as of immediately prior to automatic conversion of this Note, the sum of (i) the outstanding shares of common stock of the Company; (ii) the shares of common stock of the Company directly or indirectly issuable upon conversion or exchange of all outstanding securities directly or indirectly convertible into or exchangeable for common stock of the Company and the exercise of all outstanding options and warrants; and (iii) the shares of common stock of the Company reserved, but neither issued nor the subject of outstanding awards, under any equity incentive or similar plan of the Company; provided that Fully Diluted Capitalization shall not include (i) the Notes and the securities directly or indirectly issuable upon conversion or exchange of the Notes, (ii) other outstanding convertible promissory notes and any related warrants and the securities directly or indirectly issuable upon conversion or exchange of such other outstanding convertible promissory notes and the exercise of any such related warrants, or (iii) in any securities issued in the financing, any shares of common stock of the Company directly or indirectly issuable upon conversion, exchange or exercise of such securities and any increase in the number of shares reserved for issuance under the Company’s equity incentive or similar plans or arrangements in connection with the financing.

“Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten initial public offering of the Company’s common stock made on a U.S. nationally recognized exchange pursuant to a registration statement filed under the Securities Act.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“Letter Agreement” shall mean the Letter Agreement, dated as of _____, 2025 (as amended, modified or supplemented), by and among the Company and the Investor.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

“Majority in Interest of Investors” shall mean the Investor(s) holding more than 50% of the aggregate outstanding principal amount of the Notes.

“Maturity Date Repayment Amount Difference” shall have the meaning defined in the Letter Agreement.

“Notes” shall mean the subordinated convertible promissory note issued pursuant to the Note Purchase Agreement issued as of _________, 2019, by the Company in the original aggregate

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principal amount of $___________.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post- petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Plan” shall have the meaning defined in the Letter Agreement.

“Purchase Agreement” shall mean the Note Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented), by and among the Company and the Investors.

“Qualified Financing” shall mean the initial closing of an equity financing of $50.0 million or more, excluding the aggregate principal and accrued interest of any indebtedness converted into securities in such financing, and with a price per share of at least the Series F original issue price, as adjusted for recapitalizations and the like.

“Repayment Amount” shall have the meaning defined in the Letter Agreement.

“Repayment Amount Difference” shall have the meaning defined in the Letter Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness for borrowed money of the Company, to banks, commercial finance lenders or other lending institutions regularly engaged in the business of lending money (excluding (A) any indebtedness convertible into equity securities of the Company and (B) indebtedness in connection with capital leases or operating leases used solely for the purchase, finance or acquisition of equipment and where such indebtedness is secured solely by such equipment), (ii) indebtedness of the Company owed to counterparties in strategic acquisitions entered into by the Company (including, without limitation, that certain Subordinated Promissory Note, dated as of August 20, 2018 issued by each of the Company and CQ-Roll Call, Inc. to The Economist Group (US Holdings) Limited), and (iii) any extension, refinance, renewal, replacement, defeasance or refunding of any indebtedness described in clauses (i) or (ii).

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“Subsequent Plan” shall have the meaning defined in the Letter Agreement.

“Total Repayments” shall have the meaning defined in the Letter Agreement.

“Transaction Documents” means this Note, the Letter Agreement and the Purchase Agreement.

7.
Miscellaneous.

(a)
Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.

(i)
Subject to the restrictions on transfer described in this Section 7(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)
With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate, instrument or book entry representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding the foregoing, this provision shall not apply to any shares of Common Stock issued pursuant to Section 4(d) or pursuant to the Letter Agreement.

(iii)
Subject to Section 7(a)(ii), transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iv)
Investor agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in

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accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. Investor will promptly notify the Company in writing if Investor or, to Investor’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act. Notwithstanding the foregoing, this provision shall not apply to any shares of Common Stock issued pursuant to Section 4(d) or pursuant to the Letter Agreement.

(b)
Information Rights. For so long as the Note or Conversion Shares are outstanding, the Company will provide the Majority in Interest of Investors with the information it furnishes to Major Holders under Section 3.1 of the Company’s Investors’ Rights Agreement, as may be amended from time to time.

(c)
Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent.

(d)
Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error. Subject to the limitations set forth in Delaware General Corporation Law §232(e), Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to any facsimile number for Investor in the Company’s records, (ii) electronic mail to any electronic mail address for Investor in the Company’s records, (iii) posting on an electronic network together with separate notice to Investor of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to Investor. This consent may be revoked by Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(d)
Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(e)
Usury. In the event any interest is paid on this Note which is deemed to be in excess of the

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then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(f)
Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state. Notwithstanding any provision of this Note to the contrary, this Note shall be (to the extent necessary to satisfy the requirements of Section 22062(b)(3)(D) of the California Financial Code) subject to the implied covenant of good faith and fair dealing arising under Section 1655 of the California Civil Code.

(g)
Jurisdiction and Venue. Each of Investor and the Company irrevocably consents to the exclusive jurisdiction of, and venue in, the state and federal courts in the State of New York, in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons.

(h)
Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.

(i)
Tax Withholding. Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to be provided any necessary tax forms and information, including Internal Revenue Service Form W-9 or appropriate version of IRS Form W-8, as applicable, from each beneficial owner of the Note. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid.

(Signature Page Follows)

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The Company has caused this Note to be issued as of the date first written above.

FISCALNOTE HOLDINGS, INC.

a Delaware corporation

By:

Name:

Title:

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